Exhibit 10.3

Exhibit 2.02

FORM OF LOAN NOTICE

Date:                        , 20

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 7, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among STR Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐  A Borrowing of Revolving Loans

☐  A conversion or continuation of Revolving Loans

1.               On                               (a Business Day).

2.               In the amount of $                               .

3.               Comprised of                               .

[Type of Loan requested]

4.               For Eurocurrency Rate Loans:  with an Interest Period of        months.

5.               Currency:                               .

With respect to such Borrowing, the Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 5.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.

STR HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.04

FORM OF SWING LINE LOAN NOTICE

Date:                     , 20

To:                              Bank of America, N.A., as Swing Line Lender

Cc:                               Bank of America, N.A., as Administrative Agent

Re:                               Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of October 7, 2011 among STR Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Swing Line Loan:

1.                                       On                     , 20     (a Business Day).

2.                                       In the amount of $                    .

With respect to such Borrowing of Swing Line Loans, the Borrower hereby represents and warrants that (i) such request complies with the requirements of the first proviso to the first sentence of Section 2.04(a) of the Credit Agreement and (ii) each of the conditions set forth in Section 5.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Swing Line Loans.

STR HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.11(a)

FORM OF NOTE

, 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 7, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04(f) of the Agreement, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the Applicable Currency in Same Day Funds at the Administrative Agent’s Office for such currency.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

STR HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 7.02

FORM OF COMPLIANCE CERTIFICATE

For the fiscal quarter ended                                   , 20      .

I,                                             , [Title] of STR HOLDINGS, INC. (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of October 7, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent:

(a)                                  The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

(b)                                 Since                        (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement;

(c)                                  (select one):

☐                                    Attached hereto are such supplements to Schedules 6.13 (Subsidiaries), 6.17 (IP Rights), 6.20(a) (Locations of Real Property), 6.20(b) (Locations of Tangible Personal Property), 6.20(c) (Location of Chief Executive Office, Taxpayer Identification Number, Etc.), 6.20(d) (Changes in Legal Name, State of Formation and Structure) and 6.20(e) (Deposit and Investment Accounts) of the Credit Agreement, such that, as supplemented, such Schedules are accurate and complete as of the date hereof.

☐                                    No such supplements are required at this time.

Delivered herewith are detailed calculations demonstrating compliance by the Loan Parties with the financial covenants contained in Section 8.11 of the Credit Agreement as of the end of the fiscal period referred to above.

This              day of                       , 20    .

STR HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

Attachment to Compliance Certificate

Computation of Financial Covenants

I.                                         Consolidated Leverage Ratio.

(A)                              Consolidated Funded Indebtedness (as of such date, with respect to the Borrower and its Subsidiaries on a consolidated basis, without duplication) the sum of:

(1) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

$

(2) all purchase money Indebtedness;

$

(3) the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

$

(4) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was created);

$

(5) all Attributable Indebtedness;

$

(6) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

$

(7) all Guarantees with respect to Indebtedness of the types specified in (1) through (6) above of another Person; and

$

(8) all Indebtedness of the types referred to in (1) through (7) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer, except to the extent that such Indebtedness is expressly made non-recourse to such Person.

$

(9) Consolidated Funded Indebtedness = (A)(1)+(A)(2)+(A)(3)+(A)(4)+(A)(5)+(A)(6)+(A)(7)+(A)(8) =                                        $

(B)                                Consolidated EBITDA (for the most recently completed four fiscal-quarter period, for the Borrower and its Subsidiaries on a consolidated basis) the sum of:

(1) Consolidated Net Income for such period

$

(2) plus the following to the extent deducted in calculating such Consolidated Net Income:

(i)                                     Consolidated Interest Charges for such period,

$

(ii)                                  the provision for federal, state, local and foreign income taxes payable for such period,

$

(iii)                               the amount of depreciation and amortization expense for such period,

$

(iv)                              non-cash stock compensation expense for such period,

$

(v)                                 other non-recurring non-cash charges for such period (other than those that represent a reserve or accrual for future cash charges) and

$

(vi)                              extraordinary losses for such period

$

(3) minus to the extent included in calculating such Consolidated Net Income:

(i)                                     non-cash gains or income for such period,

$

(ii)                                  interest income for such period,

$

(iii)                               extraordinary gains for such period and

$

(iv)                              federal, state, local and foreign income tax benefits for such period.

$

(4) Consolidated EBITDA = ((B)(1)) + ((B)(2)(i) + (B)(2)(ii) + (B)(2)(iii) + (B)(2)(iv) + (B)(2)(v) + (B)(2)(vi)) – ((B)(3)(i) + (B)(3)(ii) + (B)(3)(iii) + (B)(3)(iv)) =                      $

Consolidated Leverage Ratio = (A)(9) / (B)(4) =     .      :1.00(1)

II.                                     Consolidated Fixed Charge Coverage Ratio.

(C)                                Consolidated Adjusted EBITDA (for the most recently completed four fiscal quarters, for the Borrower and its Subsidiaries on a consolidated basis) the sum of:

(1) Consolidated EBITDA for such period (see I.(B)(4) above)

$

(2) minus Consolidated Capital Expenditures for such period

$

(3) minus income taxes paid in cash during such period.

$

(4) Consolidated Adjusted EBITDA = (C)(1) – (C)(2) – (C)(3) =

$

(D)                               Consolidated Fixed Charges (for the most recently completed four fiscal quarters, for the Borrower and its Subsidiaries on a consolidated basis), the sum of:

(1) the cash portion of Consolidated Interest Charges for such period;

$

(2) plus Consolidated Scheduled Funded Debt Payments for such period;

$

(3) plus Restricted Payments (other than Restricted Payments made pursuant to Sections 8.06(a) and 8.06(b) of the Credit Agreement) for such period

$

(4) Consolidated Fixed Charges = (D)(1)+(D)(2)+(D)(3) =

$

(1)  Must not exceed maximum permitted by Section 8.11 of the Credit Agreement.

Consolidated Fixed Charge Coverage Ratio = (C)(4) / (D)(4) =     .      :1.00(2)

(2)  Must not be less than 1.50 as of the end of any fiscal quarter of the Borrower, per Section 8.11 of the Credit Agreement.

Exhibit 7.13

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of                           , 20    , is by and between                                           , a                                        (the “Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of October 7, 2011, by and among STR HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Loan Parties are required by Section 7.13 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.             The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

2.             The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary.  The Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), that:

(i)            The Subsidiary’s jurisdiction of organization, tax payer identification number, and organization identification number are as set forth on Schedule 1 attached hereto.  The Subsidiary’s chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

(ii)           The location of all owned and leased real property of the Subsidiary is as shown on Schedule 2 attached hereto.

(iii)          The Subsidiary’s legal name and jurisdiction of organization is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

(iv)          The patents, copyrights, and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents, copyrights and trademarks owned by the Subsidiary.

(v)           The deposit accounts and investment accounts listed on Schedule 5 attached hereto constitute all of the deposit accounts and investment accounts owned by the Subsidiary.

3.             The address of the Subsidiary for purposes of all notices and other communications is                                         ,                                                         , Attention of                              (Facsimile No.                         ).

4.             The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

5.             This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6.             This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 1

TO FORM OF JOINDER AGREEMENT

[Jurisdiction of Organization, Chief Executive Office, Tax Identification Number, Organization Identification Number

 and Chief Place of Business of Subsidiary]

Schedule 2

TO FORM OF JOINDER AGREEMENT

[Owned and Leased Real Property]

Schedule 3

TO FORM OF JOINDER AGREEMENT

[Tradenames]

Schedule 4

TO FORM OF JOINDER AGREEMENT

[Patents, Copyrights, and Trademarks]

Schedule 5

TO FORM OF JOINDER AGREEMENT

[Deposit and Investment Accounts]

Exhibit 11.06(b)

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under, or in connection with, the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on, or related to, any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](3)]

3.	Borrower:	STR Holdings, Inc., a Delaware corporation

4.	Agent:	Bank of America, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of October 7, 2011 among the Borrower, the Guarantors party thereto, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:

Facility Assigned(4)	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans(5)
	$	$		%
	$	$		%
	$	$		%

(3)  Select as applicable.

(4)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”).

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[7.            Trade Date:                           ](6)

Effective Date:                                    , 20       [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](7) Accepted:

BANK OF AMERICA, N.A. as

Agent

By

Title:

[Consented to:](8)

[BANK OF AMERICA, N.A., as L/C Issuer][and Swing Line Lender]

By

Title:

[STR HOLDINGS, INC.,

a Delaware corporation]

By

Title:

(5)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(6)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(7)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(8) To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit 11.06(b)(iv)

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[see attached]